UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2015

ONLINE SECRETARY, INC.

(Exact name of registrant as specified in its charter)

Nevada

333-185509

______46-0912423

 (State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification Number)

112 North Curry Street - Carson City - Nevada   89703

(Address of Principal Executive Offices) (Zip Code)

(775) 321-8234

(Registrant's telephone number, including area code)

_______________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

As of September 4, 2015, Vijay Joshi resigned as sole Director, President, Secretary, Treasurer, Principal Executive Officer and Principal Financial Officer of the Company

Election of Directors; Appointment of Certain Officers

As of September 4, 2015 Troy Grant, has been appointed as sole Director, President, Secretary, Treasurer, Principal Executive Officer and Principal Financial Officer and is the sole member of the Board of Directors of the Company.

There are no transactions between Mr. Grant and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

A brief description of the background experience of our new officer and director is as follows:

Mr. Grant was born September 11, 1973 and graduated from St. Francis Xavier University with a Bachelor of Business degree. Since June of 2011 Mr. Grant has been the CEO, Director and Co-Founder of Elcora Resources Inc. a publicly traded company on the TSE Venture Exchange. Mr. Grant has experience in corporate financing, mergers and acquisitions, business strategies and planning. For 9 months prior to his position with Elcora Mr. Grant was employed at Grafton Securities in institutional sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Online Secretary, Inc.

By:/s/Troy Grant

President, Secretary Treasurer, Principal Executive Officer,

Principal Financial Officer

Dated:  September 21, 2015